Exhibit 99.1

Artisoft Announces Strong Revenue Growth for First Quarter of Fiscal 2005

First quarter revenue up 49% over Q1 2004

CAMBRIDGE, MA – December 2, 2004 – Artisoft®, Inc. (OTC: ASFTE), a leading provider of  IP-PBX and call center products, today reported its financial results for the first quarter of fiscal 2005, which ended September 30, 2004. Revenue for the quarter increased 49% from the same quarter of fiscal 2004. The Company also achieved its 8th consecutive quarter of revenue growth.

For the first quarter of fiscal 2005, Artisoft reported revenue of $2.9 million and a net loss of $2.9 million, or 61 cents per share, compared to revenue of $2.0 million and a net loss of $4.1 million, or $1.30 per share, during the same quarter of fiscal 2004.  Revenue for the first quarter of fiscal 2005 included $0.5 million in revenue derived from Artisoft's acquisition of Vertical Networks.

The results for each quarter included non-cash deemed dividends to the holders of preferred stock. For the first quarter of fiscal 2005, a non-cash deemed dividend of $1.5 million, or 31 cents per share, resulted from the repricing of warrants associated with preferred stock, and this non-cash expense is reflected in the loss reported above.  All of the Company’s outstanding shares of preferred stock converted into common stock prior to the Company’s previously announced common stock financing completed on September 28 and October 1, 2004. A similar deemed dividend of $4.1 million, or 99 cents per share, was recognized in the results of the first quarter of fiscal 2004 as the result of repricing of warrants, and anti-dilution benefits of the preferred stock then outstanding, as a result of the Company’s September 2004 financing.  Also included in the results for first quarter of fiscal 2005 were the severance expenses of $0.5 million or 10 cents per share, associated with our former CEO.

Operating expenses for the quarter were $4.0 million, compared to $2.9 million during first quarter of fiscal 2004. Operating expenses for the quarter include some expenses related to internal costs associated with the acquisition of Vertical Networks. Operating expenses also include $0.5 million of severance expenses associated with the Company’s former CEO. Gross margins during the first quarter of fiscal 2005 were 88% as compared to 97% for the first quarter of fiscal 2004.

“The significant revenue growth in the quarter reflects the continued adoption of TeleVantage by customers who are looking for the benefits of our flexibility and advanced knowledgeworker applications versus traditional PBX and IP-PBX systems,” said Bill Tauscher, Artisoft’s president and CEO. “We continue to see increasing activity in our channels and new opportunities for both the InstantOffice and TeleVantage product lines. We are especially excited about our partnerships with Vertical Networks’ large system integration partners and how they expand the scope of the market that we can access and we expect to see the returns from these relationships grow in the coming quarters. We’re also tremendously excited by the advances that the Company is working to develop by combining the advanced technologies from both products.”

Artisoft will hold a conference call at 5:00 p.m. ET today to discuss the first quarter fiscal year 2005 financial results. The conference call will be broadcast live via the Internet at the Investor Relations section of Artisoft’s website, http://www.artisoft.com/corpcalls.html.  A recorded replay of the conference call will be available 24 hours per day beginning at 8:00 p.m. on December 2, 2004 through December 16, 2004, the Investor Relations section of Artisoft’s website, http://www.artisoft.com/corpcalls.html.

About Artisoft

Artisoft, Inc. is a leading provider of server based PBX, IP-PBX and call center products that deliver enhanced communications capabilities to highly distributed large enterprises, medium-size businesses, branch offices, and call centers. Artisoft’s innovative products have consistently garnered industry recognition, winning more than 40 awards for technical excellence. The Company distributes its products and services worldwide through select system integration partners, and a dedicated and growing channel of authorized resellers. For more information, please call 800-914-9985 or visit our website at http://www.artisoft.com.

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Artisoft and TeleVantage and InstantOffice are registered trademarks of Artisoft, Inc. All other Company and product names mentioned may be trademarks or registered trademarks of the respective companies with which they are associated.

Forward-Looking Statements:

This release contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to important facts and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address a variety of subjects, including, without limitation, the increasing attractiveness of TeleVantage and InstantOffice versus proprietary PBX and IP-PBX systems, the ability of our North American, International and OEM channels to continue to perform well, and the advances we may make by combining Artisoft and Vertical Networks’ technologies. The following factors, among others, could cause actual results to differ materially from those described in these forward- looking statements: our ability to integrate the operations of Vertical Networks and realize anticipated synergies, cost savings and other benefits, including the opportunity to integrate Artisoft and Vertical Networks technologies, our dependency on OEM channels that may fail to perform, our dependency on, in some cases a small number of customers and suppliers, risks associated with the Company’s strategic transactions and strategic alliances, the impact of competitive products and pricing, the ability of our distributors, resellers and our original equipment manufacturers to market TeleVantage and InstantOffice, and pay us for the products they purchase from us, product demand and market acceptance risks, the presence of competitors with greater financial resources, product development and commercialization risks, risks and costs associated with acquisitions and the integration and administration of acquired operations, capacity and supply constraints or difficulties and other factors detailed in the Company’s filings with the Securities and Exchange Commission including its most recent filings on Form 10-K.

For additional information, contact:

Duncan Perry

617-354-0600 x201

dperry@artisoft.com

Tabular information follows:

Artisoft, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	September 30,	June 30,
	2004	2004
	Unaudited
ASSETS

Current Assets:
Cash and cash equivalents	$7,256	$2,747
Receivables:
Trade accounts, net of allowances of $772 and $80 at September 2004 and June 2004, respectively
Other receivables	17	—
Inventories	1,537	15
Prepaid expenses	432	340
Restricted Cash	1,000	—
Total current assets	16,377	4,436

Property and equipment	4,342	3,885
Less accumulated depreciation and amortization	(3,663)	(3,602)
Net property and equipment	679	283

Goodwill and Other Intangibles	18,090	—
Other assets	514	379

	$35,660	$5,098

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$4,413	$486
Accrued liabilities	3,012	1,252
Other liabilties	5,013	2,808
Total current liabilities	12,438	4,546

Long term liabilities	2,746	—
Deferred tax liability	5
Total liabilities	15,189	4,546

Commitments and contingencies	—	—

Shareholders’ equity:
Preferred stock, $1.00 par value. Authorized 11,433,600 shares;
Series A Preferred Stock, $1.00 par value. Authorized 50,000
Series A shares; no Series A shares issued at September 30, 2004	—	—
Series B Preferred Stock, $1.00 par value. Authorized 2,800,000
Series B shares; issued 2,800,000 Series B shares at
June 30, 2004 (Aggregate liquidation value $7 million)	—	2,800
Series C Preferred Stock, $1.00 par value. Authorized 2,627,002	—	2,530
Series C shares; issued 2,627,002 Series C shares at
June 30, 2004 (Aggregate liquidation value $7 million)
Common stock, $.01 par value. Authorized 50,000,000 shares;
issued 31,806,153 shares at September 30, 2004
and 6,085,487 at June 30, 2004	318	61
Additional paid-in capital	135,951	109,649
Accumulated deficit	(45,286)	(43,880)
Deferred Toshiba equity cost	(832)	(928)
Less treasury stock, at cost, 2,216,783 shares at September 30,
2004 and at June 30, 2004	(69,680)	(69,680)
Net shareholders’ equity	20,471	552
	$35,660	$5,098

Artisoft, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,
	2004	2003
Net revenue:
Product	$2,934	$1,967
Services	—	—
Total net revenue	2,934	1,967

Cost of sales:
Product	365	58
Services	—	—
Total cost of sales	365	58

Gross profit:
Product	2,569	1,909
Services	—	—
Total gross profit	2,569	1,909

Operating expenses:
Sales and marketing	1,798	1,349
Product development	873	781
General and administrative	1,302	775
Total operating expenses	3,973	2,905

Loss from operations	(1,404)	(996)

Other income, net	3	5

Net loss	(1,401)	(991)

Income Tax	(5)	—
Net loss after Income Tax	(1,406)	(991)

Dividend to Series C preferred stock	(1,368)	(2,009)
Dividend to Series B preferred stock	(100)	(1,088)

Loss applicable to common stock	$(2,874)	$(4,088)

Net loss applicable to common stock-Basic and Diluted	$(0.61)	$(1.30)

Weighted average common shares outstanding-Basic and Diluted	4,707	3,141